SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14(A) INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         Ameritrans Capital Corporations
                (Name of Registrant as Specified In Its Charter)

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                    (Name of Person(s) Filing Proxy Statement
                          if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-b(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:
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     (2)  Aggregate number of securities to which transaction applies:
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     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
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

                 DEFINITIVE PROXY MATERIAL -- FOR SEC USE ONLY



                    AMERITRANS CAPITAL CORPORATION
                     747 THIRD AVENUE, 4TH FLOOR
                       NEW YORK, NEW YORK 10017

               Notice of Special Meeting of Shareholders
                     To Be Held on July 21, 2005

Dear Shareholders:

     A Special Meeting of Shareholders of Ameritrans Capital
Corporation (the "Company") will be held at the law offices of Stursberg & Veith, 405 Lexington Avenue, Suite 4949, New
York, New York, on Thursday, July 21, 2005, at 10:00 a.m., to consider and act upon the following matters:

     1. To consider the approval of a private offering of shares of the Company's common stock, $.0001 par value (the "Common Stock"), at a fixed purchase price of no less than book value as of July 18, 2005 (the "Purchase Price"), to a limited number of "accredited investors," as that term is defined in Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended (the "1933 Act"). For every four (4) shares of Common Stock purchased, the Company will issue to the investor one (1) warrant, exercisable for five (5) years from the date of issuance, to purchase one (1) share of Common Stock at an exercise price to be fixed at a specified dollar amount that is no less than the Purchase Price and no more than 110% of the Purchase
Price; and


    2. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.

     The Board has fixed the close of business on June 15,2005 as the time which Shareholders are entitled to notice of and to vote at the meeting and any adjournments as shall be determined. The stock transfer books of the Company will remain open.

     All Shareholders are cordially invited to attend the meeting.



WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE,
DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE
ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES.

			  	By Order of the Board of Directors,

                                 /s/ Margaret Chance

                                 MARGARET CHANCE, Secretary

June 27,2005

		    AMERITRANS CAPITAL CORPORATION
                     747 THIRD AVENUE, 4TH FLOOR
                       NEW YORK, NEW YORK 10017

                         Proxy Statement for
                    Special Meeting of Shareholders
                            July 21,2005

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Ameritrans Capital Corporation (the "Company") for use at the Special Meeting of Shareholders to be held on Thursday, July 21,2005 or at any adjournment of that meeting. In considering whether or not to have an adjournment, management will consider what is in the best interest of the Shareholders. All proxies will be voted as marked. Proxies marked as abstaining (including proxies containing broker non-votes) on any matters to be acted upon by Shareholders will be treated as present at the meeting for purposes of determining a quorum but will not be counted as votes cast on such matters. Any proxy may be revoked by a Shareholder at any time before it is exercised by written or oral request to Margaret Chance, Secretary of the Company.
The date of mailing of this Proxy Statement is expected to be on or about June 27,2005.

     The Board has fixed June 15,2005, as the record date for the determination of Shareholders entitled to vote at the Special Meeting. At the close of business on June 13, 2005, there were outstanding and entitled to vote 2,035,600 shares of common stock, $.0001 par value ("the Common Stock") of the Company and 300,000 shares of 9 3/8% cumulative participating preferred stock, (the "Participating Preferred Stock"). Each share of Common Stock and Participating Preferred Stock is entitled to one vote.

Security Ownership of Certain Beneficial Owners

     The following table sets forth information concerning ownership of the Company's Common Stock as of June 13,2005, by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Common Stock.

                     NUMBER OF         PERCENTAGE OF
                     SHARES OF         OUTSTANDING
                     COMMON STOCK      COMMON STOCK
NAME                 OWNED             OWNED
*Gary C. Granoff     339,975 (1)       16.70%

*Steven Etra         124,681 (2)       6.13%

Dan M. Granoff       164,579 (3)       8.08%
Children's Hospital
Oakland Research
Institute
747 52nd Street
Oakland, CA

Paul D. Granoff      143,179 (4)       7.03%
c/o Rush-Copley
Medical Center
1900 Ogden Avenue
Aurora, IL 60504

Infinity Capital     201,000           9.87%
Partners, L.P.
767 Third Avenue,
16th Floor
New York, New York
10017

Mitchell Partners    188,585           9.26%
L.P.
3187-D Airway Avenue
Costa Mesa, CA 92626

       (1) Includes (i) 155,180 shares of Common Stock
       (the "Shares") owned directly by Mr. Granoff;
       (ii) 3,300 warrants, which are exercisable into 3,300
       Shares at a price of $6.70 per share and expire April 1,2007
       (the "Public Warrants"); (iii) 16,900 Shares owned by the Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his mother and brother are trustees; (iv) 261 Shares held by GCG Associates Inc., a corporation controlled by Mr. Granoff;(v) 78,584 Shares and 500 Public Warrants owned by DAPARY Management Corp., a corporation controlled by Mr. Granoff; (vi) 12,000 Shares and 1,000 Public Warrants owned by J & H Associates
       Ltd. Pts., a partnership whose general partner is GCG
       Associates Inc., a corporation controlled by Mr. Granoff;
       (vii) 57,100 Shares, and 1800 Public Warrants held by Mr. Granoff in various IRA or pension accounts, and (viii) 13,350 Shares issuable upon exercise of five-year options issued under the 1999 Employee Plan, as amended (the "1999 Employee Plan") Excludes
       (A) 12,937 Shares, and 1,000 Public Warrants owned directly by Leslie Granoff, Mr.Granoff's wife, of which Shares he disclaims beneficial ownership; and (B) 47,855 Shares held by JR Realty Corp., a company owned in part and controlled in part by Mr. Granoff's wife, with respect to which Mr. Granoff serves as Treasurer.



       (2) Includes (i) 8,294 Shares held directly by Mr. Etra; (ii)
       29,022 Shares owned jointly by Mr. Etra and his wife; (iii)
       27,000 Shares held by Mr. Etra's wife; (iv) 35,990 Shares held by Fiserv Securities Inc. for the benefit of Mr. Etra's
       IRA; (v) 10,000 Shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra, (vi) 10,000 Shares held by Lance's Property Development Corp. Pension Plan, of which Mr. Etra is a trustee; and (vii) 4,375 Shares issuable upon the exercise of five-year options issued under the 1999 Employee
       Plan.

       (3) Includes (i) 143,679 Shares owned by Dr. Dan Granoff directly; (ii) 16,900 Shares owned by the Granoff Family Foundation, a charitable foundation, of which Jeannette Granoff, Gary C. Granoff, and Dr. Dan M. Granoff are the trustees; and (iii) 4,000 Shares held in an IRA Rollover Account for the benefit of Dr. Granoff.

       (4) Includes 40,049 Shares held by Dr. Paul Granoff directly, 77,630 held by Granoff Family Partners Ltd., of which Dr. Granoff is a general partner, and 25,500 Shares held by the Granoff Pediatric Associates Profit Sharing Plan. Excludes 14,127 Shares held by Suzanne Granoff, Dr. Granoff's wife, of which Shares he disclaims beneficial ownership.

    Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective Shares.

    All of the persons listed above, for as long as they continue to hold five percent (5%) or more of the Company's outstanding Common Stock, will be deemed affiliated persons of the Company, as such term is defined in the Investment Company Act of 1940, as amended (the "1940 Act").

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

    The following table sets forth certain information as to the stock ownership of all of our officers, directors, and employees as of June 13, 2004.

NAME              NUMBER OF         PERCENTAGE OF   NUMBER OF      PERCENTAGE OF
OF                SHARES OF         OUTSTANDING     SHARES OF      OUTSTANDING
SHAREHOLDER       COMMON STOCK      COMMON STOCK    PARTICIPATING  PREFERRED
                  OWNED             OWNED           PREFERRED      STOCK OWNED
                                                    STOCK OWNED
*Gary C. Granoff   339,975 (1)       16.70%          7,038(a)       2.34%

*Ellen M. Walker    42,374 (2)       2.08%           **             **

*Lee A. Forlenza    43,523 (3)       2.14%           1,000          **

*Steven Etra       124,681 (4)        6.13%           **            **

Paul Creditor       12,020 (5)        **              **            **

Allen Kaplan        15,020 (6)        **              **            **

John R. Laird        8,100 (7)        **              **            **

Howard F. Sommer     8,000 (8)        **              **            **

Wesley Finch        40,788 (9)        2.00%           10,000        3.33%

*Margaret Chance     7,240 (10)       **              220(b)        **

*Silvia Mullens      3,350 (11)       **              **            **

All officers and   645,071           31.68%           18,258        6.09%
Directors, as a
group (11 persons)

* Gary C. Granoff, Ellen M. Walker, Lee A. Forlenza, Steven Etra,
Margaret Chance, and Silvia Mullens are each "interested persons" with respect to Ameritrans and Elk, as such term is defined in the 1940 Act.

** Less than 1%.

      (1)      Includes (i) 155,180 Shares owned directly by Mr.
               Granoff; (ii) 3,300 Public Warrants;(iii) 16,900 Shares owned by the Granoff Family Foundation, a charitable foundation for which Mr. Granoff and his mother and brother are trustees; (iv) 261 Shares held by GCG Associates
               Inc., a corporation controlled by Mr. Granoff; (v)
               78,584 Shares and 500 Public Warrants owned by DAPARY Management Corp., a corporation controlled by Mr.
               Granoff; (vi) 12,000 Shares and 1,000 Public Warrants owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG Associates Inc., a corporation controlled by Mr. Granoff; (vii) 57,100 Shares, and
               1800 Public Warrants held by Mr. Granoff in various IRA or pension accounts, and (viii) 13,350 Shares issuable upon exercise of five-year options issued under the 1999 Employee Plan. Excludes (A) 12,937 Shares, and
               1,000 Public Warrants owned directly by Leslie Granoff, Mr.Granoff's wife, which he disclaims beneficial ownership; and (B) 47,855 Shares held by JR Realty
               Corp., a company owned in part and controlled in part by Mr. Granoff's wife, with respect to which Mr. Granoff serves as Treasurer.

          (a)      Includes (i) 500 shares of Participating
                   Preferred Stock, owned by DAPARY Management
                   Corp., a corporation controlled by Mr. Granoff;
                   (ii) 1,000 shares of Participating Preferred
                   Stock owned by J & H Associates Ltd. Pts., a partnership whose general partner is GCG
                   Associates Inc., a corporation controlled by Mr. Granoff; (iii) 5,538 shares of Participating Preferred Stock held by Mr. Granoff in various
                   IRA or pension accounts. Excludes 1,000 shares of Participating Preferred Stock directly owned by Leslie Granoff, Mr. Granoff's wife, which he disclaims beneficial ownership.
      (2) Includes (i) 200 Shares held by Ms. Walker as custodian for her son, Paul; (ii) 22,800 Shares held by various trusts of which Ms. Walker is a trustee and as to which she disclaims beneficial ownership
               (Gary C. Granoff retains a reversionary interest in 21,000 of such Shares), and (iii) 5,000 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan, and (iv) 5,000 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.
      (3) Includes (i) 35,218 Shares held directly by Mr. Forlenza, (ii) 3,230 Shares held for the benefit of Mr. Forlenza's IRA, (iii) 700 Public Warrants, and
	       (iv) 4,375 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.
      (4)      Includes (i) 8,294 Shares held directly by Mr. Etra;
               (ii) 29,022 Shares owned jointly by Mr. Etra and his wife; (iii) 27,000 Shares held by Mr. Etra's wife;
               (iv) 35,990 Shares held by Fiserv Securities Inc. for the benefit of Mr. Etra's IRA; (v) 10,000 Shares held by SRK Associates LLC, a limited liability company controlled by Mr. Etra, (vi) 10,000 Shares held by Lance's Property Development Corp. Pension Plan, of which Mr. Etra is a trustee; (vii) 4,375 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.
      (5) Includes 10,020 Shares issuable upon the exercise of five-year options issued under the Non-Employee
               (the "Director Plan").
      (6) Includes 10,020 Shares issuable upon the exercise of five-year options issued under the Director Plan.
      (7) Includes 100 Shares owned directly by Mr. Laird and 8,000 Shares issuable upon exercise of five-year options issued under the Director Plan
      (8)      8,000 Shares issuable upon exercise of five-year
               options issued under the Director Plan.
      (9)      Includes (i) 19,871 Shares owned directly by Mr. Finch;
               (ii) 10,917 Shares issuable upon exercise of five-year options issued under the Director Plan, and (iii) 10,000 Public Warrants.
	       Excludes (A) 6,000 Shares owned directly by Mr. Finch's wife as to which he disclaims beneficial ownership and
	      (B) 26,300 Shares held by the Tudor Trust, a grantor
               trust, of which Mr. Finch is the grantor, Mr. Finch's wife and their two children are the beneficiaries, and Mr. Finch's wife is one of the two trustees.
	       Mr. Finch disclaims beneficial ownership of the trust's 26,300 Shares.

     (10)     Includes (i) 1,200 Shares owned directly by Ms. Chance,
              (ii) 200 Shares held by Ms. Chance as custodian for her daughter, Alexis Chance; (iii) 50 Shares held directly by her daughter, Alexis Chance; (iv) 2,220 Shares held by Ms. Chance in various IRA or pension accounts, (v) 220 Public Warrants (vi) 3,350 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.
     (11) Includes 3,350 Shares issuable upon the exercise of five-year options issued under the 1999 Employee Plan.
		(b) Participating Preferred Stock held in a pension
		    account.

     Except pursuant to applicable community property laws or as described above, each person listed in the table above has sole voting and investment power, and is both the owner of record and the beneficial owner of his or her respective Shares.

Compliance with Section 16(a) of The 1934 Act

     Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's officers and directors, and persons who own more than ten percent (10%) of the Company's Common Stock, to ("Reporting Persons") file initial reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC") and to furnish the Company with copies of all reports filed.

     Based solely on a review of the forms furnished to the Company, or written representations from certain reporting persons, the Company believes that while as of June 27, 2005 all changes in beneficial ownership have been disclosed to the SEC as required by
Section 16(a) of the 1934 Act, certain Reporting Persons failed to timely disclose changes in beneficial ownership with the filing SEC.


Ellen Walker, Lee Forlenza, Steven Etra, Margaret Chance, Silvia Mullens, Gary Granoff, Paul Creditor, Allen Kaplan, John Laird, and Howard Sommer each submitted one (1) late Form 4 to report one (1) transaction that was not reported on a timely basis. The Directors and Officers named above unintentionally failed to disclose their change in beneficial ownership on SEC Form 4 within the required two business days. The above failures to timely disclose the changes in beneficial ownership were mistakes made in good faith. The Company however, has timely disclosed the transactions on all Company filings made pursuant to the 1934 Act and other federal securities laws.

Changes in Control

     There are no arrangements known to the Company at this time which may at a subsequent date result in a change of control of the Company.

                         PROPOSAL NO. 1
Offering Of Common Stock With Warrants To A Limited Number Of
		       Accredited Investors

      At the meeting, Shareholders will vote on a proposal from the Board to offer shares of the Company's Common Stock, at a fixed purchase price of no less than book value as of July 18, 2005 (the "Purchase Price") to a limited number of "accredited investors," as that term is defined in Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended the ("1933 Act"). For every four (4) shares of Common Stock purchased, the Company will issue to the investor one (1) warrant (the "Warrants"), exercisable for five (5) years from the date of issuance, to purchase one (1) share of Common Stock at an exercise price to be fixed at a specified dollar amount that is no less than the Purchase Price and no more than 110% of the Purchase Price (collectively, the "Offering"). The Company proposes to raise aggregate gross proceeds between a minimum of $3,000,000 (the "Minimum Offering") and up to a maximum of $10,000,000 (the "Maximum Offering"). If approved by the requisite number of Shareholders, the Offering will commence on or about July 22, 2005 and expire on or about September 22, 2005, unless extended, in the sole discretion of the Board, for up to an additional 90 days.

     NASD Rule 4350 requires Shareholder approval when a company registered on the NASDAQ SmallCap Exchange offers a non-public sale of common stock equal to twenty percent (20%) or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock. Book value of the Company's Common
Stock as of March 31, 2005 was $5.57 per share, and market value as a close trading on June 13, 2005 was $5.55 per share. The Company estimates, however, that as of July 18, 2005, book value of the Common
Stock will be between $5.50 and $5.90. Fluctuations in the market however, make it difficult to predict whether the market value will be greater than the book value, thereby triggering the requirements of NASD Rule 4350.

     As of close of business on June 13, 2005, there were 2,035,600 shares of Common Stock outstanding, 300,000 shares of Participating Preferred Stock outstanding, and 300,000 Public Warrants outstanding. There were also outstanding options to purchase up to 33,800 shares of Common Stock granted under the Company's 1999 Employee
Plan and options to purchase up to 46,957 shares of Common Stock granted under the Director Stock Option Plan. Additionally, on April 18, 2002, the underwriter of a previous offering was granted an option to purchase up to 30,000 units, each unit consisting of one share of Common Stock, one share of Participating Preferred Stock and one warrant exercisable into on share of Common Stock (the "Units"). The Public Warrants and the Units expire on April 18, 2007.

     The Common Stock issued in this Offering will carry the same rights, including dividend and voting rights, as the shares of Common Stock of the Company currently issued and outstanding.
The shares will, however, be subject to restrictions on transferability due to their issuance in a private offering. Shares sold in this Offering are considered "restricted securities," as that term is defined in the 1933 Act and rules promulgated thereunder
(the "Restricted Securities"). Rule 144 promulgated under the 1933 Act ("Rule 144") prescribes certain holding periods and other limits on the sale of Restricted Securities. These restrictions limit the ability of an investor to sell the Restricted Securities in various ways.
Shares owned by investors, who are not "affiliates" of the Company, as that term is defined in Rule 144, may be sold after one (1) year, subject to trading volume limitations and other conditions, and will be completely free of restrictions after two (2) years, at which time the shares of Common Stock sold in this Offering will be freely tradeable on the NASDAQ SmallCap exchange or whichever exchange the Company's
Common Stock is listed on at the time.

    For every four (4) shares of Common Stock purchased by an investor, the investor will receive, for no additional consideration, one (1) Warrant. No fractional Warrants will be issued. The number of Warrants issued in this Offering will depend on the amount of Common Stock sold and the Purchase Price. The Warrants vest immediately and are exercisable for up to five (5) years from the date of issuance.
The exercise price will be fixed at a specified dollar amount that is no less than the Purchase Price and no more than 110% of the Purchase Price; the exercise price may not be adjusted at a later date.

     The Common Stock issued in this Offering will rank, with respect to the payment of the dividends and rights upon liquidation, dissolution or winding up of the Company (collectively, the "Rights"), equal to the Common Stock of the Company currently issued and outstanding.
The Rights of all Common Stock are subordinate to the Rights of the Company's Participating Preferred Stock.

     The aggregate net proceeds of this Offering are estimated to be approximately $2,950,000 if the Minimum Offering is sold and approximately $9,900,000 if the Maximum Offering is sold. The Company will use these proceeds to increase its investment portfolio by making loans and investments pursuant to the Company's Fundamental Investment Policies, as set forth in the Company's periodic and quarterly filings with SEC.

     The Board elected to make this Offering rather than a public offering of Common Stock after considering the longer timeframe and increased expenses associated with a public offering versus a private offering. It is the opinion of the Board that a private offering better serves the Company's immediate investment goals and maximizes the proceeds available to the Company.

     This proposal must be approved by at least a majority vote of all the outstanding voting shares (including shares of Common Stock and Participating Preferred Stock) present in person or represented by proxy at the meeting and entitled to vote on this Offering. Shareholders will vote at the meeting by casting ballots (in person or by proxy) which are tabulated by one or two independent persons appointed at the meeting, who serve an inspectors of the meeting and who execute an oath to discharge their duties. It is the intention of the persons named in the accompanying form of proxy to vote such proxy for approval of this Offering, or if any non-material changes are made to the Offering, to vote as shall be determined by the persons named in the proxy in accordance with their judgment. In the event of a negative vote of the Shareholders, the Company will not proceed with the Offering.

     The Board recommends a vote FOR Proposal No.1.

 				PROPOSAL NO. 2

 				OTHER MATTERS

      The Board does not know of any other matters which may come before the meeting. However, if any other matters are properly presented at the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their judgment on such matters.

 Financial and Other Information

      The information required information by Item 13(a) of Schedule
14A with respect to the Company's consolidated financial statements and management's discussion and analysis of financial condition and results to operations are incorporated by reference hereto, as allowed by Rule 0-4 of the 1940 Act. Representatives of the Company's independent accountants, Rosen Seymour Shapss Martin & Company LLP, are expected to be present at the Special Meeting and will have the opportunity to make a statement if they desire to do so and are also expected to be available to respond to appropriate questions.

 Requests for Financial Statements

      Ameritrans will furnish, without charge a copy of its financial statements for the fiscal year ended June 30, 2004, and for the nine-months ended March 31, 2005, to Shareholders who make a written request to the Company at: 747 Third Avenue, 4th Floor, New York, New York 10017 or call Ameritrans toll free at (800) 214-1047.

 Form 10-K

      The Company filed an Annual Report on Form 10-K for the fiscal year ended June 30, 2004 with the SEC on September 28, 2004. Shareholders may obtain a copy of this report, without charge, by making a written request to the Company at: 747 Third Avenue, 4th Floor, New York, New York 10017 or by visiting the Company's website at www.ameritranscapital.com.

 Forward Looking Statements

      This proxy statement contains forward-looking statements within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act which are intended to be covered by the safe harbors created thereby. Typically, the use of the words "believe," "anticipate," "plan," "expect," "seek," "estimate," and similar expressions identify forward-looking statements.
Unless a passage described a historical event, the statement should be considered a foward-looking statement. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore, the forward-looking statements included in this proxy statement may prove to be inaccurate.
Our actual results may differ materially from the results anticipated in the forward-looking statements. Any forward-looking statements contained in this proxy statement involve risks and uncertainties, including but not limited to, risks that the Offering described in this proxy statement will not close, risks that the registration of shares underlying the Warrants may not occur, risks related to changes in the regulation of investment companies, market acceptance risks, the impact of competition, and other risks identified in the Company's other filings with the SEC. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Deadline for Submission of Shareholder Proposals

       Proposals of Shareholders intended to be presented at next year's Annual Meeting of Shareholders must be received by the Company at its principal executive offices not later than October 1, 2005, for inclusion in the proxy statement for that annual meeting. Submissions received after that date will be considered untimely. Mere submission of a proposal does not guarantee its inclusion in the proxy statement or its presentation at the meeting since certain federal rules must also be met.

       All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, Ameritrans' directors, officers and regular employees, without additional renumeration, may solicit proxies by telephone and personal interview.
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       The Board invites Shareholders to attend the Special Meeting.
Whether or not you plan to attend, you are urged to complete, date, sign, and return the enclosed proxy in the accompanying envelope. Prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated. Shareholders who attend the meeting may vote their stock personally even though they have sent in their proxies.




					By Order of the Board of Directors,

            				/s/ Margaret Chance


          			        MARGARET CHANCE, Secretary

June 27, 2005